UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of Principal Executive Offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 5, 2009, Maxygen, Inc. (the “Company”) issued a press release announcing its financial results for the three and nine month periods ended September 30, 2009. A copy of the press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 30, 2009, the Board of Directors of the Company established the termination date for the employment of Dr. Elliot Goldstein, the former Chief Operating Officer of the Company, who ceased employment with the Company as of October 30, 2009. In connection with the termination of his employment with the Company, Dr. Goldstein is entitled to certain payments and benefits under an Amended and Restated Executive Officer Change of Control Agreement previously entered into with the Company. Also, in accordance with that agreement, Dr. Goldstein has entered into a consulting agreement with the Company to provide for his continued consulting services to the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1      Press Release dated November 5, 2009, entitled “Maxygen Reports Third Quarter 2009 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)
Date: November 5, 2009
/s/ JAMES SULAT
(Signature)
	Name:	James Sulat
	Title:	Chief Executive Officer